Exhibit 99.1
Everspin Reports Unaudited Second Quarter 2026 Financial Results
Chandler, AZ, August 5, 2026—Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of Magnetoresistive Random Access Memory (MRAM) persistent memory solutions, today announced preliminary unaudited financial results for the second quarter ended June 30, 2026.
“Our second quarter results were driven by strong product revenue coupled with initial non-product revenue under our recently signed $40 million contract with a US prime contractor. From an end market perspective, growth was led by strength in Industrial Automation, Energy Management, and Aerospace and Defense,” said Sanjeev Aggarwal, President and Chief Executive Officer. “We continue to see strong growth across our existing business while executing on our product pipeline and developing solutions that will further expand Everspin's addressable market and drive long-term growth.”
Second Quarter 2026 Results
•Total revenue of $18.7 million, compared to $13.2 million in the second quarter of 2025.
•MRAM product sales, which include both Toggle and STT-MRAM revenue, of $15.3 million, compared to $11.1 million in the second quarter of 2025.
•Licensing, royalty, engineering services and other revenue of $3.4 million, compared to $2.1 million in the second quarter of 2025.
•Gross margin of 53.9%, compared to 51.3% in the second quarter of 2025.
•GAAP operating expenses of $14.5 million, compared to $8.7 million in the second quarter of 2025.
•Interest and Other income, net of $0.8 million, compared to $1.3 million in the second quarter of 2025.
•GAAP net loss of $(3.6) million, or $(0.15) per diluted share, compared to net loss of $(0.7) million, or $(0.03) per diluted share, in the second quarter of 2025.
•Non-GAAP net income of $2.9 million, or $0.11 per diluted share, compared to non-GAAP net income of $0.7 million, or $0.03 per diluted share, in the second quarter of 2025.
•Cash and cash equivalents as of June 30, 2026, totaled $43.9 million.
“We are pleased to report record quarterly revenue with second quarter results above our expectations, driven by both strong product and non-product revenue growth. We remain focused on balancing strategic investments in our technology roadmap with prudent expense management, strengthening our competitive position while enhancing long-term shareholder value,” said Bill Cooper, Everspin’s Chief Financial Officer.
Business Outlook
For the third quarter of 2026, Everspin expects total revenue in a range of $19.5 million to $20.5 million and GAAP net loss per share to be between $(0.10) and $(0.05). Non-GAAP net income per diluted share is anticipated to be between $0.10 and $0.15.
A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. For example, stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of Everspin’s common stock, and Everspin’s future hiring and retention needs, all of which are difficult to predict and subject to constant change. Additionally, litigation expenses are highly dependent on case related activity in any given period and based on the actions of a third-party which are difficult to predict and subject to change. These factors could be material to Everspin’s results computed in accordance with GAAP. This outlook is dependent on Everspin's current expectations, which may be impacted by, among other things, evolving external conditions, such as public health-related events or outbreaks, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including general market and semiconductor industry volatility, and the other risk factors described in Everspin's filings with the Securities and Exchange Commission (the "SEC"), including its

Annual Report on Form 10-K for the fiscal year ended December 31, 2025, its Quarterly Reports on Form 10-Q filed with the SEC during 2026, as well as in its subsequent filings with the SEC.
Use of Non-GAAP Financial Measures
Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Non-GAAP financial measures including gross profit, gross margin, operating expenses, operating income (loss), operating margin, net income (loss), and EPS which are defined as the GAAP financial measures excluding the effect of stock-based compensation, non-recurring engineering expenses related to the company's foundry agreement with Microchip and litigation costs. Everspin’s GAAP tax rate is effectively zero due to NOL carryforwards, thus a Non-GAAP tax rate is not included as a Non-GAAP financial measure.
Everspin’s management and board of directors use these non-GAAP measures to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that these non-GAAP measures provide useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. These non-GAAP financial measures should be considered in addition to, not as superior to, or as a substitute for, financial measures reported in accordance with GAAP. Moreover, other companies may define these non-GAAP measures differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.
Conference Call
Everspin will host a conference call for analysts and investors on Wednesday, August 5th, 2026, at 5:00 p.m. Eastern Time.
Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.
The live webcast of the call will be accessible on Everspin’s website at investor.everspin.com. Approximately two hours after the conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of Everspin’s website for twelve months.
About Everspin Technologies
Everspin Technologies, Inc. is the world’s leading provider of Magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial, data center, automotive, aerospace and other mission-critical applications where data persistence is essential. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for third quarter 2026 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 4, 2026, and its Quarterly Reports on Form 10-Q filed with the SEC during 2026, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations:
Monica Gould
The Blueshirt Group
T: 212-871-3927
ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.
Condensed Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$43,896	$44,450
Accounts receivable, net	10,770	8,101
Inventory	13,085	10,734
Prepaid expenses and other current assets	1,257	1,877
Total current assets	69,008	65,162
Property and equipment, net	14,843	14,140
Intangible assets, net	897	1,714
Right-of-use assets	2,756	3,251
Other assets	1,889	342
Total assets	$89,393	$84,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,394	$5,180
Accrued liabilities	6,654	3,651
Deferred revenue	2,958	—
Lease liabilities, current portion	1,405	1,381
Contract obligations	271	1,472
Software liabilities, current portion	889	1,769
Total current liabilities	14,571	13,453
Lease liabilities, net of current portion	1,428	1,956
Software liabilities, net of current portion	16	15
Long-term income tax liability	271	268
Total liabilities	$16,286	$15,692
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 24,271,438 and 22,977,797 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	214,447	206,370
Accumulated deficit	(141,342)	(137,455)
Total stockholders’ equity	73,107	68,917
Total liabilities and stockholders’ equity	$89,393	$84,609

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Product sales	$15,313	$11,091	$29,413	$22,117
Licensing, royalty, engineering services and other revenue	3,423	2,110	4,195	4,222
Total revenue	18,736	13,201	33,608	26,339
Cost of product sales	8,296	6,166	15,251	12,195
Cost of licensing, royalty, engineering services and other revenue	343	267	417	623
Total cost of sales	8,639	6,433	15,668	12,818
Gross profit	10,097	6,768	17,940	13,521
Operating expenses:
Research and development	4,838	3,580	8,443	6,936
General and administrative	7,827	3,642	12,888	7,480
Sales and marketing	1,815	1,507	3,708	2,998
Total operating expenses	14,480	8,729	25,039	17,414
Loss from operations	(4,383)	(1,961)	(7,099)	(3,893)
Interest income	316	423	633	831
Other income, net	478	842	2,584	1,230
Net loss before income taxes	(3,589)	(696)	(3,882)	(1,832)
Income tax benefit (expense)	—	26	(3)	(4)
Net loss and comprehensive loss	$(3,589)	$(670)	$(3,885)	$(1,836)
Net loss per common share:
Basic	$(0.15)	$(0.03)	$(0.17)	$(0.08)
Diluted	$(0.15)	$(0.03)	$(0.17)	$(0.08)
Weighted average shares of common stock outstanding:
Basic	23,882,618	22,504,957	23,512,274	22,347,411
Diluted	23,882,618	22,504,957	23,512,274	22,347,411

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net loss	$(3,885)	$(1,836)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,407	1,695
Gain on sale of property and equipment	—	(25)
Stock-based compensation	2,674	2,996
Changes in operating assets and liabilities:
Accounts receivable	(2,670)	4,352
Inventory	(2,351)	(2,196)
Prepaid expenses and other current assets	620	157
Other assets	(417)	(50)
Accounts payable	495	809
Accrued liabilities	3,072	(196)
Deferred revenue	2,958	(78)
Contract obligations	(1,201)	699
Lease liabilities, net	24	30
Long-term income tax liability	3	98
Net cash provided by operating activities	729	6,455
Cash flows from investing activities
Purchases of property and equipment	(5,677)	(2,901)
Purchases of intangible assets	(976)	(977)
Net cash used in investing activities	(6,653)	(3,878)
Cash flows from financing activities
Payments on finance leases	(33)	(34)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	5,403	322
Net cash provided by financing activities	5,370	288
Net (decrease) increase in cash and cash equivalents	(554)	2,865
Cash and cash equivalents at beginning of period	44,450	42,097
Cash and cash equivalents at end of period	$43,896	$44,962
Supplementary cash flow information:
Cash paid for taxes	$31	$36
Operating cash flows paid for operating leases	$715	$707
Financing cash flows paid for finance leases	$33	$34
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$175	$—
Purchases of property and equipment in accounts payable and accrued liabilities	$399	$26

EVERSPIN TECHNOLOGIES, INC.
Supplemental Quarterly Financial Results
(In thousands, except per share amounts)
(Unaudited)

	GAAP Financial Results
	Three months ended June 30,			Three months ended March 31, 2026
	2026	2025	Y/Y		Q/Q
Revenue	$18,736	$13,201	42%	$14,872	26%
Gross Profit	$10,097	$6,768	49%	$7,843	29%
Gross Margin	53.9%	51.3%	Up 2.6 ppts	52.7%	Up 1.2 ppts

Operating Expenses	$14,480	$8,729	66%	$10,559	37%
Operating Loss	$(4,383)	$(1,961)	(124%)	$(2,716)	(61%)
Operating Margin	(23.4)%	(14.9)%	Down 8.5 ppts	(18.3)%	Down 5.1 ppts

Interest and Other Income	$794	$1,265	(37%)	$2,423	(67%)
Net (Loss) Income	$(3,589)	$(670)	(436%)	$(296)	(1113%)
Basic Earnings Per Share	$(0.15)	$(0.03)	(401%)	$(0.01)	(1075%)

	Non-GAAP Financial Results
	Three months ended June 30,			Three months ended March 31, 2026
	2026	2025	Y/Y		Q/Q
Revenue	$18,736	$13,201	42%	$14,872	26%
Gross Profit	$10,255	$6,929	48%	$7,984	28%
Gross Margin	54.7%	52.5%	Up 2.2 ppts	53.7%	Up 1 ppts

Operating Expenses	$8,187	$7,471	10%	$7,771	5%
Operating Income (Loss)	$2,068	$(542)	482%	$213	871%
Operating Margin	11.0%	(4.1)%	Up 15.1 ppts	1.4%	Up 9.6 ppts

Interest and Other Income	$794	$1,265	(37%)	$2,423	(67%)
Net Income	$2,862	$749	282%	$2,633	9%
Diluted Earnings Per Share	$0.11	$0.03	267%	$0.11	—%

EVERSPIN TECHNOLOGIES, INC.
Supplemental Reconciliations of GAAP Results to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,				March 31, 2026
	2026		2025
	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP	$10,097	53.9%	$6,768	51.3%	$7,843	52.7%
Stock-Based Compensation, COGS	158		161		141
Non-GAAP	$10,255	54.7%	$6,929	52.5%	$7,984	53.7%

	Operating Expenses	As a % of Revenue	Operating Expenses	As a % of Revenue	Operating Expenses	As a % of Revenue
GAAP	$14,480	77.3%	$8,729	66.1%	$10,559	71.0%
Stock-Based Compensation, R&D	(372)		(437)		(350)
Stock-Based Compensation, SG&A	(844)		(821)		(809)
Litigation Costs	(4,027)		—		(1,629)
Non-recurring Engineering Fees (NRE)	(1,050)		—		—
Non-GAAP	$8,187	43.7%	$7,471	56.6%	$7,771	52.3%

	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP	$(4,383)	(23.4)%	$(1,961)	(14.9)%	$(2,716)	(18.3)%
Stock-Based Compensation	1,374		1,419		1,300
Litigation Costs	4,027		—		1,629
Non-recurring Engineering Fees (NRE)	1,050		—		—
Non-GAAP	$2,068	11.0%	$(542)	(4.1%)	$213	1.4%

	Net Income (Loss)	Earnings Per Share	Net Income (Loss)	Earnings Per Share	Net Income (Loss)	Earnings Per Share
GAAP	$(3,589)	$(0.15)	$(670)	$(0.03)	$(296)	$(0.01)
Stock-Based Compensation	1,374	0.06	1,419	0.06	1,300	0.05
Litigation Costs	4,027	0.16	—	—	1,629	0.07
Non-recurring Engineering Fees (NRE)	1,050	0.04	—	—	—	—
Non-GAAP	$2,862	$0.11	$749	$0.03	$2,633	$0.11